UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2017, Medical Transcription Billing, Corp. (“MTBC” or the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC pursuant to which the Company agreed to issue and sell 155,440 shares of its 11% Series A Cumulative Redeemable Preferred Stock in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-210391) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.

The net proceeds of the offering to the Company were approximately $3.4 million, after deducting placement agency fees and other estimated offering expenses. The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company issued a press release announcing the closing of the public offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events

In connection with the offering referenced above, the legal opinion as to the legality of the series A preferred stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	1.1	Medical Transcription Billing, Corp. Placement Agency Agreement dated as of December 7, 2017

	5.1	Opinion of Mazzeo Song P.C.

	99.1	Press Release, dated December 11, 2017, announcing Closing of Public Offering

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: December 11, 2017	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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